UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2022, Tuesday Morning Corporation (the “Company”) adopted the Tuesday Morning Corporation Amended and Restated Executive Severance Plan (the “Amended Plan”), which amended the Company’s Executive Severance Plan dated May 1, 2018, and as amended May 1, 2022 (“Original Plan”). The Amended Plan provides for financial and transition assistance to eligible executives who separate from the Company due to a termination of employment by the Company without “cause” (as defined in the Amended Plan). Eligible executives include individuals holding the office of senior vice president or a higher office.

Under the Original Plan, if the employment of an eligible executive was terminated by the Company without cause, the eligible executive was entitled to severance payments in an amount equal to (a) the eligible executive’s annual base salary if the eligible executive was a senior vice president or (b) 1.5 times the eligible executive’s annual base salary if the eligible executive was an executive vice president or held a higher office. In addition, if the employment of the eligible executive was terminated by the Company without cause or by the eligible for “good reason” (as defined in the Original Plan), in each case within the 18 month period following a “change in control” (as defined in the Original Plan), the eligible executive was entitled to severance payments in an amount equal to (a) 1.5 times the eligible executive’s annual base salary if the eligible executive was a senior vice president or (b) 2 times the eligible executive’s annual base salary if the eligible executive was an executive vice president or held a higher office.

Under the terms of the Amended Plan, if the employment of an eligible executive is terminated by the Company without cause, the eligible executive will be entitled to severance payments in an amount equal to 9 months of the eligible executive’s base salary, with one month of additional severance payments for each year of service over 9 years of service, with total severance payments not to exceed 12 months of base salary. No additional amounts are payable for a termination of employment by the Company without cause following a change in control, and no amounts are payable for a termination of employment by the eligible executive for good reason following a change in control. Under the terms of the Amended Plan, up to 50% of the amount of an eligible executive’s severance payments will be reduced by any compensation earned from another employer over the applicable severance period.

The Amended Plan continues to provide for certain outplacement services for eligible executives, but no longer provides for payments with respect to continuation of health benefits following a termination of employment.

The foregoing summary is qualified in its entirety by the full text of the Amended Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Tuesday Morning Corporation Amended and Restated Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date November 22, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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